Exhibit 6


101 Third Avenue Southwest
Post Office Box 1887
Cedar Rapids, IA 52406
319 364.0191

Wells Fargo Bank Iowa, N.A.




May 14, 2002



James F. Seifert, Sr.
225 2iid Street SE, Ste. 300
Cedar Rapids, Iowa 52404


Dear Mr. Seifert:

Wells Fargo Bank Iowa, National Association, located at 101 Third Avenue, S.W., Cedar Rapids, Iowa 52404 (the "Bank") is pleased to confirm with James F. Seifert, Sr. (the "Borrower") the following understanding we have reached to continue a revolving line of credit (the "Line") in the amount of Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00) to be made available by the Bank to the Borrower for business and investment purposes. This Agreement replaces that prior Agreement between us dated July 31, 2001.

AMOUNT. The Bank may make advances to the Borrower from the date of this Agreement until and including July 31, 2002 provided, however, that the aggregate unpaid principal amount of all advances under the Line shall not exceed Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00). During the term hereof, the Borrower may borrow, repay and reborrow amounts under the Line. All advances hereunder shall be at the sole discretion of the Bank.

THE REVOLVING NOTE. The obligation of the Borrower to repay the Line shall be evidenced by a single promissory note dated of even date hereof in the principal amount of $2,300,000.00 (the "Revolving Note") in form and substance satisfactory to the Bank. Reference is made to the Revolving Note for interest rate and repayment terms.

DISBURSEMENTS. Any advance permitted under this Agreement must be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be the Borrower. The Bank will not consider any request for an advance under the Line if there is an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds from an advance will be deposited into the Borrower's account at the Bank or disbursed in such other manner as the Bank and the Borrower mutually agree.

STANDBY LETTER OF CREDIT. (a) As a subfeature under the Line, a Standby Letter of Credit has been issued by Bank or an affiliate for the benefit of Maurices, Inc. in the amount of $800,000.00. The undrawn amount of any Letter of Credit shall be reserved under the Line and shall not be available for borrowings thereunder. The Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof.

     (b) Repayment of Drafts. Each draft paid under the Letter of Credit shall be repaid by Borrower in accordance with the provisions of the Letter of Credit agreement.

     (c) Letter of Credit Fees. Borrower shall pay to Bank (a) a fee upon the issuance or extension of the Letter of Credit equal to 0.65% per annum (Computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (b) fees upon the payment or negotiation of each draft under the Letter of Credit and fees upon the occurrence of any other activity with respect to the Letter of Credit (including without limitation, the transfer, amendment or cancellation of the Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

PAYMENTS. All principal, interest and fees due under the Revolving Note or this Agreement will be paid to the Bank in immediately available funds. Should a payment come due on a day other than a day on which the Bank is open for substantially all of its business (a "Banking Day"), then the payment will be made on the next Banking Day and interest will continue to accrue during the extended period.

REPAYMENT. Interest shall be paid monthly as set forth in the Note. On July 31. 2002 all accrued but unpaid interest and all outstanding principal shall be due and payable.

COLLATERAL. The first $1,000,000.00 outstanding under the Line including the Letter of Credit, shall be unsecured. Any amounts outstanding in excess of $1,000,000.00 shall be secured by marketable securities or cash pledged to the Bank (the "Collateral").

CONDITIONS PRECEDENT. The Borrower shall have delivered the following documents to the Bank, all properly executed and in form and substance satisfactory to the Bank, on or before the date hereof:

          o The Revolving Note;

          o A Third Party Collateral Pledge Agreement signed by the Nancy L. Seifert Management Trust u/a 10/5/92 and all financing statements, control agreements and stock powers that the Bank reasonably believes to be necessary;

          o A Regulation U Statement of Purpose, Federal Reserve Form U-1. signed by the Borrower and relating to any margin stock pledged by the Borrower.

REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:

          o No litigation or governmental proceeding is pending or threatened against the Borrower which the Borrower has not previously disclosed in writing to the Bank.

          o All financial statements delivered to the Bank by or for the Borrower fully and fairly, as of the date thereof, present the financial condition of the Borrower and there have been no material adverse changes in the Borrower's financial condition to the date hereof.

          o This Agreement and all documents executed in connection herewith are valid and enforceable in accordance with their terms.

REPORTING REQUIREMENTS. The Borrower shall, while any indebtedness remains outstanding under the Line or the Borrower has the right to request an advance under the Line:

          o Furnish to the Sank Borrower's annual personal financial statement within 120 days of each calendar year end;

          o Furnish to the Bank within 30 days of filing, copies of Borrower's current federal income tax return.;

          o Furnish to the Bank promptly such other information as the Bank may reasonably request;

COVENANTS. While any indebtedness remains outstanding under the Line or the Borrower has the right to request an advance under the Line the Borrower shall:

          o Not permit any lien, of any nature, to exist against the Collateral in which the Bank has been granted an interest other than (i) the Bank's security interest, and (ii) other assignments or liens existing as of the date of this Agreement which were previously disclosed In writing to the Bank.

          o Maintain collateral pledged to the Bank with a Collateral Value at any time not less than 100% of the amount outstanding under the Line, including the amount of any outstanding letters of credit and unreimbursed draws thereon, in excess of $1,000,000.00. (The requirement that the value of the Collateral be greater than a certain percentage of amount outstanding on the Line is called the "Margin Requirement"). The Collateral Value shall be 167% for shares of ACT Teleconferencing, Inc., 133% for other publicly traded equity securities and 118% for publicly traded debt securities of investment grade or better. The Collateral Value for securities traded on an exchange shall be determined on a monthly basis by taking the closing price (the price of the last exchange trade) for a security and multiplying it by the total number of that security that is held as collateral. The Collateral Value of each security held as collateral will be added together to determine the value of the Collateral. If a security is traded on more than one exchange its value shall be calculated by using the lowest closing price for the security on any exchange. If a closing price is not available, the value of the security shall be calculated by using the lowest trading price or bid price for the security on that day. If the Collateral is not traded on an exchange the Collateral Value shall be determined by the Bank in a good faith reasonable manner.

DEFAULT. Upon the occurrence of any one or more of the following events, or any time thereafter, the Bank may declare the Line terminated and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and this Agreement to be immediately due and payable:

          o Default in the payment when due of any principal or interest due under the Revolving Note and the continuance for 10 days

          o Default in the observance or performance of any term or covenant contained in this Agreement or any related documents, including but not limited to the Collateral Pledge Agreement.

          o Any representation or warranty made by the Borrower to the Bank is untrue in any material respect.

          o The value of the Collateral, at any time and for any period of time, falls below the Margin Requirement and the Borrower fails to deliver to the Bank additional Collateral, acceptable to the Bank, in an amount sufficient to meet the Margin Requirement within 15 days of the Bank's notice to the Borrower;

          o Default by the Borrower in any agreement relating to any indebtedness of the Borrower to the Bank that would allow the maturity of such indebtedness or liability to be accelerated.

          o The occurrence of any litigation or governmental proceeding that is pending or threatened against the Borrower, which could have a material adverse effect on the Borrower or the existence of a lien on or a levy against any of the Borrowers property or assets.

          o A garnishment summons or a writ of attachment is issued against or served upon the Bank for the attachment of any property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.

IMMEDIATE DEFAULT. Should the Borrower die or, with or without the Borrower's consent, a custodian, trustee or receiver be appointed for the majority of the Borrowers properties or should a petition be filed by or against the Borrower under the United States Bankruptcy Code, and remain in effect for 30 days, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and this Agreement will become immediately due and payable.

ARBITRATION. Subject to the provisions of the next paragraph below, the Bank and the Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating to in any way (i) the line and related loan and security documents which are the subject of this Agreement and its negotiation, execution. collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. However, "Core Proceedings" under the United States Bankruptcy Code shall be exempted from arbitration. Such arbitration shall proceed in Cedar Rapids, Iowa, shall be governed by the Federal Arbitration Act (Title 9 of the United States Code), and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is subject to arbitration shall be determined by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

Nothing in the preceding paragraph. nor the exercise of any right to arbitrate, shall limit the right of any party hereto (1) to foreclose against real or personal property collateral by the exercise of the power of sale, under a deed of trust, mortgage, or other pledge, security agreement. or instrument, or applicable law; (2) to exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or provisional or ancillary remedies, or exercise of self-help remedies.

Arbitration under this Agreement shall be before a single arbitrator, who shall be a neutral attorney who has practiced in the area of commercial law for at least 10 years, selected in the manner established by the Commercial Arbitration Rules of the AAA.

MISCELLANEOUS.

          o Expenses. The Borrower agrees to pay all expenses incurred by the Bank in connection with the preparation, administration, amendment or enforcement of this Agreement.

          o GAAP. Except as otherwise stated in this Agreement, all financial terms will be defined in accordance with generally accepted accounting principles consistently applied ("GAAP").

          o No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in this Agreement are cumulative and not exclusive of any remedies provided by law.

          o Amendments, Etc. Any amendment, modification, termination or waiver of any provision of this Agreement must be in writing and signed by the Bank.

          o Governing Law. This Agreement is governed by the substantive laws of the state in which the Bank is located.

          o Severability of Provisions. If any part of this Agreement is unenforceable, the rest of the Agreement may still be enforced.

          o Notices. All notices required under this Agreement will be delivered or mailed to the addresses set forth on the first page hereof, unless such address is changed by written notice hereunder.

The Borrower's signature below shall constitute an acknowledgment that the Borrower has read this letter, understands its terms, is authorized by the Borrower to approve its terms, and does so.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.


                                          WELLS FARGO BANK IOWA,
                                          NATIONAL ASSOCIATION
                                          By:/s/ John Dorfler
                                            ----------------------------------
                                          Its: John Dorfler

Agreed to and accepted this 14th day of May, 2002. The proceeds of the Line shall be used for business and investment purposes.

/s/ James F. Seifert, Sr.
---------------------------
James F. Seifert, Sr.

                   Revolving Note

$2,300,000.00                                                 June 28, 2002


FOR VALUE RECEIVED, James F. Seifert, Sr. (the "Borrower") promises to pay to the order of Wells Fargo Bank Iowa, National Association (the "Bank"), at its principal office of such other address as the Bank or holder may designate from time to time, the principal sum of Two Million Three Hundred Thousand and No/100 Dollars ($2,300,00.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Letter Agreement dated May 14, 2002, as amended from time to time, between the Bank and the Borrower (the "Agreement"). The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE.

The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Base Rate, floating. The Base Rate is the "base" or "prime" rate of interest established by the Bank from time to time at its principal office in Des Moines, Iowa.

REPAYMENT TERMS.

Interest. Interest will be payable on the last day of each month beginning July 31, 2002.

Principal. Principal, and any unpaid interest, will be payable in a single payment due on July 31, 2003.

ADDITIONAL TERMAN AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses incurred by the bank in the event this Revolving Note is not duly paid. Demand, Presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the state of Iowa.

/s/ James F. Seifert, Sr.